UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020

EATON CORPORATION plc
(Exact name of registrant as specified in its charter)

Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton House,	30 Pembroke Road,	Dublin 4,	Ireland	D04 Y0C2
(Address of principal executive offices)				(Zip Code)

+353	1637 2900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares ($0.01 par value)	ETN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 3, 2020, Eaton Corporation plc (“Eaton”) announced that Thomas B. Okray will succeed Richard H. Fearon as Executive Vice President and Chief Financial Officer upon Mr. Fearon’s retirement on March 31, 2021. Mr. Okray will join Eaton on January 18, 2021 and be appointed Executive Vice President and Chief Financial Officer on April 1, 2021.

Mr. Okray, 58, comes to Eaton from W.W. Grainger Inc. (“Grainger”), where he is Senior Vice President and Chief Financial Officer. Prior to that, from 2016 to 2018, he served as Executive Vice President, Chief Financial Officer of Advance Auto Parts, Inc., a leading automotive aftermarket parts provider in North America. From January 2016 to October 2016, he served as President, Finance, North American Operations of Amazon.com, Inc., and from June 2015 to January 2016, as Vice President, Finance, Global Customer Fulfillment, at Amazon. Prior to that he was employed by General Motors Company, a global automotive company, in a variety of finance and supply chain related roles, culminating in his position as CFO, Global Product Development, Purchasing & Supply Chain, from January 2010 to June 2015.

In connection with his appointment, Mr. Okray will receive an initial base salary of $800,000, and will participate in Eaton’s short-term cash incentive program (the “EIC Plan”) with a target payout of 100% of his base salary. Additionally, he will participate in the Company’s 2021-2023 long-term incentive plan (the “ESIP”) with a grant of Performance Share Units equal to $1,100,000, as well as grants of Stock Options and Restricted Share Units, each equal to $550,000 in value. The terms of the Performance Share Units, Stock Options and Restricted Share Units will be substantially the same as those in the same awards for all other Eaton officers who receive them, and are more fully set forth in those documents referenced as Exhibits 10.1, 10.2 and 10.3, respectively.

Mr. Okray will also receive a cash award of approximately $2,650,000 replacing his Grainger awards that would have vested or paid out in 2021, subject to a final valuation based upon (i) the average closing stock price of Grainger shares for the 20 day period immediately prior to the day his Grainger Stock Options and Restricted Shares would have vested in 2021, and (ii) the lesser of 100% or Grainger’s applicable payout factor for its short-term incentive program reported in Grainger’s 2021 Proxy Statement. The $2,650,000 award amount is based on the target payout for Grainger’s short-term incentive program and the average closing price of Grainger Common Stock for the 20 day period ending on November 20, 2020, but will be subject to adjustment as described above. Mr. Okray will also receive replacements of his Grainger unvested equity with approximately 29,948 unvested Eaton Restricted Share Units and approximately 15,549 unvested Eaton Stock Options, each of which will vest ratably over three years. The final number of shares subject to these awards will be adjusted based upon the average closing price of Eaton Ordinary Shares and Grainger Common Stock for the 20 day period immediately prior to the date of grant. Additionally, Mr. Okray will participate in the Eaton Savings Plan (ESP) that is available to all US employees, including the companion non-qualified Supplemental Retirement Plan into which the company will contribute $390,479 as a beginning balance that will vest in three years, the same vesting period specified for his Eaton Retirement Contribution Account under the ESP. He will also receive reimbursement for financial, tax and estate planning advice as well as relocation benefits.

Eaton will enter into an Indemnification Agreement and a Change of Control Agreement with Mr. Okray in substantially the same form entered into with each of the other Eaton Officers. The Indemnification Agreement will provide that, to the fullest extent permitted by law, Eaton will indemnify Mr. Okray against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him in connection with any claim against him as a result of his service. The Change of Control Agreement will protect Mr. Okray for the two-year period following a change of control, from certain changes to his employment, position, duties, compensation and benefits. If, during this two-year period, the successor company terminates Mr. Okray’s employment other than for “Cause” or if he terminates his employment for “Good Reason”, he would receive a lump sum cash payment equal to the aggregate of (1) any earned but as yet unpaid base salary and short-term and ESIP awards for completed incentive award periods, (2) a prorated portion of his target opportunity for any open ESIP award periods and (3) his annual base salary and target incentive opportunity under the EIC plan multiplied by three. Under these circumstances, he would also receive continued health and welfare benefits for a period of three years. The Change of Control Agreement will not provide tax protection on payments made in connection with a change in control.

These summaries of material terms of the Indemnification Agreement and Change of Control Agreement set forth above are qualified in their entirety by reference to the full text of the applicable agreements. (See Exhibits10.4 and 10.5, respectively, to this Report, which are incorporated herein by reference.)

A copy of the press release issued by the Company on December 3, 2020 is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Item	Exhibit

10.1	Form Performance Share Grant Agreement, incorporated herein by reference to the Form 10-K for the year ended December 31, 2016.
10.2	Form Stock Option Agreement for Executives, incorporated herein by reference to the Form 10-K for the year ended December 31, 2015.
10.3	Form RSU Grant Agreement, incorporated herein by reference to the Form 10-K for the year ended December 31, 2016.
10.4	Form of Indemnification Agreement between Eaton Corporation and each officer thereof, incorporated herein by reference to the Company’s 10-K filed for the year ending December 31, 2015.
10.5	Form Change of Control Agreement between Eaton Corporation and each officer thereof, incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed on December 17, 2015.
99.1	Press Release issued December 3, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation plc

Date:	December 3, 2020	By:	/s/ April Miller Boise
April Miller Boise
Executive Vice President and General Counsel